UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2008
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

500 W. Illinois, Suite 100
Midland, Texas		79701

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Performance-Based Stock Awards
          On March 11, 2008, the Compensation Committee of our Board of Directors approved grants of performance-based stock awards to each of our executive officers, including our named executive officers. Pursuant to the grant agreements, the performance-based awards consist of (1) shares to be earned upon the Company achieving certain earnings per share targets (which we refer to as the “EPS Target Shares”), and (2) shares to be earned upon the Company achieving certain return on capital employed targets (which we refer to as the “ROCE Target Shares”). Earning of the shares is based on the performance metrics discussed below measured over the Performance Period (defined as the three-year period beginning January 1, 2006 and ending December 31, 2008) as compared to other members of the PB Peer Group (as defined below).
          The number of EPS Target Shares, ROCE Target Shares and maximum number of shares of restricted stock that may be earned by each officer pursuant to the grant agreement is set forth below:

	EPS Target Shares	ROCE Target Shares	Maximum Shares
Kenneth V. Huseman	11,250	11,250	33,750
President, Chief Executive Officer and Director
Alan Krenek	6,000	6,000	18,000
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Charles W. Swift	5,000	5,000	15,000
Senior Vice President — Rig and Truck Operations
T.M. “Roe” Patterson	4,000	4,000	12,000
Group Vice President — Completion and Remedial Services
James E. Tyner	2,000	2,000	6,000
Vice President — Human Resources
Spencer D. Armour III	2,000	2,000	6,000
Vice President — Corporate Development
David W. Sledge	2,000	2,000	6,000
Vice President — Contract Drilling
Mark D. Rankin	1,000	1,000	3,000
Vice President — Risk Management
          The grantee will earn each of the EPS Target Shares and the ROCE Target Shares as follows: (A) 150% of the target shares based on the Company being equal to or above the relevant performance metric of the best performing member of the PB Peer Group, (B) 50% of the target shares based on the Company’s performance being equal to the worst performing member of the PB Peer Group, and (C) a range between 50-150% of the target shares based on the Company’s performance above or below the median of the entire PB Peer Group and within clauses (A) and (B) of this sentence (with 100% of the target shares being earned if the Company’s performance is equal to the median of the relevant performance metrics for the PB Peer Group).
          Notwithstanding the foregoing, if the Company incurs a net loss based on the Company’s average EPS for the Performance Period, none of the EPS Target Shares shall be deemed earned with respect to the EPS Performance Metric. Additionally, if (i) the Company’s ROCE Performance Metric is below the worst performing company in the PB Peer Group and (ii) the Company’s ROCE Performance Metric is less than 75% of the lowest PB Peer Group member, none the ROCE Target Shares shall be deemed earned with respect to the ROCE Performance Metric.
          “ROCE Performance Metric” means the change in ROCE during the Performance Period. “ROCE” means return on capital employed during the Performance Period, calculated as (i) earnings (loss) before interest and taxes divided by (ii) average total assets, less current liabilities, in each case as calculated in accordance with U.S. generally accepted accounting principals (“GAAP”) and as reported on the Company’s quarterly financial statements for periods completed during the Performance Period.
          “EPS Performance Metric” means the change in earnings per share for continuing operations (as calculated in accordance with U.S. generally accepted accounting principals) during the Performance Period.
          “PB Peer Group” means each of the following companies: (1) Pioneer Drilling Co.; (2) Bronco Drilling Company, Inc.; (3) Tetra Technologies, Inc.; (4) Oil States International, Inc.; (5) Union Drilling, Inc.; (6) Superior Well Services, Inc.; (7) Complete Production Services, Inc.; (8) W-H Energy Services, Inc.; (9) Superior Energy Services, Inc.; and (10) Key Energy Services, Inc; provided, the Compensation Committee in its sole discretion may substitute another company into the peer group under certain circumstances as set forth in the grant agreements.
          Once earned, if not earlier vested, the restricted stock vests pro-rata in one-third increments on March 15, 2010, 2011 and 2012. All unvested shares of restricted stock will be forfeited by the grantee (a) if the grantee’s employment with the Company is terminated by the Company for “Cause” before the restricted stock is vested or (b) if the grantee terminates his employment with the Company before the restricted stock is vested for any reason other than (i) “Good Reason” or (ii) the death or “Disability” of the Grantee, as such terms are defined in the grant agreement. The grantee will vest in all rights to the restricted stock on the earlier of (i) the dates set forth above; (ii) termination by the Company without Cause; (iii) the death or Disability of the grantee; or (iv) Termination for Good Reason.
          The foregoing description of this item is qualified in its entirety by reference to the full text of the form of Performance-Based Award Agreement which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

10.1	Form of Performance-Based Award Agreement (effective March 2008).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: March 17, 2008	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance-Based Award Agreement (effective March 2008).

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